Exhibit 99.1

FOR DISTRIBUTION ON	For more information, contact:
TUESDAY, FEBRUARY 16 AT 8:00 A.M.	Robert Jordheim
Executive Vice President,
Chief Financial Officer
rjordheim@rtix.com

Wendy Crites Wacker, APR
Vice President, Global Communications
wwacker@rtix.com

Phone (386) 418-8888

RTI SURGICAL® ANNOUNCES 2015 FOURTH QUARTER, FULL YEAR RESULTS, 2016 FINANCIAL GUIDANCE

– Company Achieves Record Annual Revenues –

– Company Will Hold Conference Call at 8:30 a.m. ET –

ALACHUA, Fla. (Feb. 16, 2016) – RTI Surgical Inc. (RTI) (Nasdaq: RTIX), a global surgical implant company, reported operating results for the fourth quarter and full year of 2015 as follows:

Quarterly Highlights:

•	Achieved worldwide revenues of $76.1 million, a 7 percent increase over the fourth quarter of 2014 (8 percent on a constant currency basis).

•	Achieved adjusted net income per fully diluted share of $0.09 compared to adjusted net income per fully diluted share of $0.05 for the fourth quarter 2014.

•	Achieved revenues of $18.2 million in the orthofixation business, a 61 percent increase over the fourth quarter of 2014.

•	Achieved revenues of $11.1 million in the BGS and general orthopedic business, an 8 percent increase over the fourth quarter of 2014.

•	Achieved revenues of $6.6 million in the dental business, a 10 percent increase over the fourth quarter of 2014.

•	Achieved revenues of $5.5 million in the international business, an 11 percent increase on a constant currency basis over the fourth quarter of 2014.

2015 Full Year Highlights:

•	Achieved record worldwide revenues of $282.3 million, a 7 percent increase over the full year of 2014 (9 percent on a constant currency basis).

•	Achieved adjusted net income per fully diluted share of $0.23 compared to adjusted net income per fully diluted share of $0.11 for the full year 2014.

•	Achieved revenues of $55.6 million in the orthofixation business, a 50 percent increase over the full year of 2014.

•	Achieved revenues of $42.3 million in the BGS and general orthopedic business, a 15 percent increase over the full year of 2014.

•	Achieved revenues of $23.6 million in the dental business, a 14 percent increase over the full year of 2014.

•	Achieved revenues of $21.9 million in the international business, a 4 percent increase on a constant currency basis over the full year of 2014.

•	nanOss® 3D advanced bone graft substitute was awarded a 2015 Becker’s Healthcare Spine Device Award. Becker’s Healthcare recognized 25 spine devices throughout the industry for their contributions to advancing spine technology and patient care.

Fourth Quarter 2015

Worldwide revenues were $76.1 million for the fourth quarter of 2015 compared to revenues of $70.9 million for the fourth quarter of 2014. Domestic revenues were $70.6 million for the fourth quarter of 2015 compared to revenues of $65.4 million for the fourth quarter of 2014. International revenues were $5.5 million for the fourth quarter of 2015, which were comparable to the fourth quarter of 2014. On a constant currency basis, international revenues for the fourth quarter of 2015 increased 11 percent compared to the fourth quarter of 2014.

For the fourth quarter of 2015, the company reported net income applicable to common shares of $3.3 million and net income per fully diluted common share of $0.06, based on 58.5 million fully diluted shares outstanding, compared to net loss applicable to common shares of $136 thousand and net loss per fully diluted common share of $0.00 for the fourth quarter of 2014, based on 56.9 million fully diluted shares outstanding.

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), as detailed in the reconciliation provided later in this release, was $14.1 million for the fourth quarter of 2015 (18 percent of fourth quarter 2015 revenues) compared to $10.2 million for the fourth quarter of 2014 (14 percent of fourth quarter 2014 revenues).

Full Year 2015

Worldwide revenues were $282.3 million for the full year of 2015 compared to revenues of $262.8 million for the full year of 2014. Domestic revenues were $260.4 million for the full year of 2015 compared to revenues of $238.9 million for the full year of 2014. International revenues were $21.9 million for the full year of 2015, compared to revenues of $23.9 million for the full year of 2014. On a constant currency basis, international revenues for the full year of 2015 increased 4 percent compared to the full year of 2014.

For the full year of 2015, the company reported net income applicable to common shares of $11.6 million and net income per fully diluted common share of $0.20, based on 58.6 million fully diluted shares outstanding, compared to net loss applicable to common shares of $417 thousand and net loss per fully diluted common share of $0.01 for the full year of 2014, based on 56.7 million fully diluted shares outstanding.

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), as detailed in the reconciliation provided later in this release, was $46.3 million for the full year of 2015 (16 percent of full year 2015 revenues) compared to $34.0 million for the full year of 2014 (13 percent of full year 2014 revenues).

“At the beginning of the year we laid out a plan for growth based on our key value drivers of capturing market share in spine hardware, driving growth in our focused products, growing international revenue and controlling spending,” said Brian K. Hutchison, president and chief executive officer. “During 2015, we executed on all our value drivers and delivered strong annual growth of 7 percent. In addition, we more than doubled our adjusted net income per fully diluted common share from $0.11 for the full year 2014 to $0.23 for the full year 2015.”

Fiscal 2016 and First Quarter Outlook

The company expects full year revenues for 2016 to be between $280 million and $290 million, based on growth in its direct businesses offset by declines in its commercial business. The company expects full year revenue from its direct business to be between $156 million to $160 million, compared to $138.8 million for the full year 2015, and expects full year revenue from its commercial/other business to be between $124 million and $130 million, compared to $143.5 million for the full year 2015. Full year net income per fully diluted common share is expected to be in the range of $0.18 to $0.21, based on 59.8 million fully diluted common shares outstanding. During 2016, the company plans to spend an incremental amount of approximately $1.4 million, or $0.02 per fully diluted common share, in research and development expenses related to ongoing development of the company’s long-term xenograft tendon project.

For the first quarter of 2016, the company expects revenues to be between $65 million and $66 million and net income per fully diluted common share to be approximately $0.03, based on 59 million fully diluted shares outstanding.

“As a company, we are focused on driving growth in our direct business,” Hutchison said. “In order to provide clarity on our performance we are adjusting the way we report revenue. Specifically, we will break out our total direct business revenue into the following components: spine, sports/orthopedics, surgical specialties, cardiothoracic and international. In addition, we will consolidate our commercial business into a single revenue category. We believe this will provide better visibility into our direct businesses as well as correlate to identifiable end markets. For convenience, we are showing both the traditional revenue reporting and the new revenue reporting in this release. We have also posted a three year quarterly history of both the traditional and new revenue reporting on our website www.rtix.com.”

Conference Call

RTI will host a conference call and simultaneous audio webcast to discuss the fourth quarter and full year results at 8:30 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419. The webcast can be accessed through the investor section of RTI’s website at www.rtix.com. A replay of the conference call will be available on the RTI website following the call.

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues	$76,121	$70,873	$282,293	$262,810
Costs of processing and distribution	35,814	33,021	132,551	129,013

Gross profit	40,307	37,852	149,742	133,797

Expenses:
Marketing, general and administrative	27,351	28,091	107,439	107,653
Research and development	3,573	4,138	15,065	15,536
Asset abandonments	814	—	814	—
Litigation and settlement charges	804	185	804	185
Severance charges	995	4,341	995	4,798

Total operating expenses	33,537	36,755	125,117	128,172

Operating income	6,770	1,097	24,625	5,625

Total other expense - net	(425)	(300)	(1,411)	(1,436)

Income before income tax provision	6,345	797	23,214	4,189
Income tax provision	(2,179)	(138)	(8,299)	(1,493)

Net income	4,166	659	14,915	2,696

Convertible preferred dividend	(845)	(795)	(3,305)	(3,113)

Net income (loss) applicable to common shares	$3,321	$(136)	$11,610	$(417)

Net income (loss) per common share - basic	$0.06	$(0.00)	$0.20	$(0.01)

Net income (loss) per common share - diluted	$0.06	$(0.00)	$0.20	$(0.01)

Weighted average shares outstanding - basic	57,793,509	56,910,377	57,611,231	56,735,924

Weighted average shares outstanding - diluted	58,450,690	56,910,377	58,590,494	56,735,924

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014
Net income (loss)	$3,321	$(136)	$11,610	$(417)
Interest expense, net	511	301	1,489	1,348
Provision for income taxes	2,179	138	8,299	1,493
Depreciation	3,028	2,906	12,240	11,010
Amortization of intangible assets	1,037	1,076	4,282	4,385

EBITDA	10,076	4,285	37,920	17,819
Reconciling items impacting EBITDA
Preferred dividend	845	795	3,305	3,113
Non-cash stock based compensation	633	552	2,548	2,247
Foreign exchange (gain) loss	(86)	(1)	(78)	88
Other reconciling items(1)
Asset abandonments	814	—	814	—
Litigation and settlement charges	804	185	804	185
Severance charges	995	4,341	995	4,798
Inventory purchase accounting adjustment	—	—	—	5,708

Adjusted EBITDA	$14,081	$10,157	$46,308	$33,958

Adjusted EBITDA as a percent of revenues	18%	14%	16%	13%

(1)	See explanations in Use of Non-GAAP Financial Measures section later in this release

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Applicable to Common Shares and Net Income (Loss) Per Diluted Share to

Adjusted Net Income Applicable to Common Shares and Adjusted Net Income Per Diluted Share

(Unaudited, in thousands except per share data)

	Three Months Ended
	December 31, 2015		December 31, 2014
	Net		Net
	Income	Amount	Loss	Amount
	Applicable to	per Diluted	Applicable to	per Diluted
	Common Shares	Share	Common Shares	Share
As reported	$3,321	$0.06	$(136)	$(0.00)
Asset abandonments, net of tax effect (1)	584	0.01	—	—
Litigation and settlement charges, net of tax effect (2)	543	0.01	133	0.00
Severance charges, net of tax effect (3)	615	0.01	2,710	0.05

Adjusted	$5,063	$0.09	$2,707	$0.05

	Twelve Months Ended
	December 31, 2015		December 31, 2014
	Net		Net
	Income	Amount	Loss	Amount
	Applicable to	per Diluted	Applicable to	per Diluted
	Common Shares	Share	Common Shares	Share
As reported	$11,610	$0.20	$(417)	$(0.01)
Asset abandonments, net of tax effect (1)	584	0.01	—	—
Litigation and settlement charges, net of tax effect (2)	543	0.01	133	0.00
Severance charges, net of tax effect (4)	615	0.01	3,007	0.05
Inventory purchase accounting adjustment, net of tax effect (5)	—	—	3,467	0.06

Adjusted	$13,352	$0.23	$6,190	$0.11

Note: Amounts may not foot due to rounding.

Footnotes:	2015		2014
(1) Asset abandonments, net of tax effect, as follows:
Asset abandonments	$814
Tax effect on asset abandonments	(230)

Asset abandonments, net of tax effect	$584

(2) Litigation and settlement charges, net of tax effect, as follows:
Litigation and settlement charges	$804		$185
Tax effect on litigation and settlement charges	(261)		(52)

Litigation and settlement charges, net of tax effect	$543		$133

(3) Severance charges, net of tax effect, as follows:
Severance charges	$995		$4,341
Tax effect on severance charges	(380)		(1,631)

Severance charges, net of tax effect	$615		$2,710

(4) Severance charges, net of tax effect, as follows:
Severance charges	$995		$4,798
Tax effect on severance charges	(380)		(1,791)

Severance charges, net of tax effect	$615		$3,007

(5) Inventory purchase accounting adjustment, net of tax effect, as follows:
Inventory purchase accounting adjustment			$5,708
Tax effect on inventory purchase accounting adjustment			(2,241)

Inventory purchase accounting adjustment, net of tax effect			$3,467

Use of Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, the Company discloses adjusted EBITDA, a non-GAAP financial measure that excludes certain amounts. This non-GAAP financial measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. A reconciliation of the non-GAAP financial measure to the corresponding GAAP measure is included in the table above.

The following is an explanation of the adjustment that management excluded as part of adjusted measures for the three and twelve month period ended December 31, 2015 and 2014 as well as the reason for excluding the individual items:

(1) 2015 Asset abandonments – This adjustment represents an abandonment of certain long-term assets at our German facility. Management removes the amount of these costs from our operating results to assist in assessing our operating performance in the year-to-date period and to supplement a comparison to our past operating performance.

(2) 2015 and 2014 Litigation and settlement charges – This adjustment represent charges relating to settlements of domestic and international distributor disputes. Management removes the amount of these costs from our operating results to assist in assessing our operating performance in the year-to-date period and to supplement a comparison to our past operating performance.

(3) 2015 and 2014 Severance charges – This adjustment represents charges relating to the termination of former employees. Management removes the amount of these costs from our operating results to assist in assessing our operating performance in the year-to-date period and to supplement a comparison to our past operating performance.

(4) 2015 and 2014 Severance charges – This adjustment represents charges relating to the termination of former employees. Management removes the amount of these costs from our operating results to assist in assessing our operating performance in the year-to-date period and to supplement a comparison to our past operating performance.

(5) 2014 Inventory purchase accounting adjustment – This adjustment represents the purchase price effects on the sale of inventory acquired in the Pioneer Surgical Technologies, Inc. acquisition in 2013, which have been included in costs of processing and distribution. Management removes the amount of these nonrecurring costs from the Company’s operating results to assist in assessing its operating performance in the periods affected and to supplement a comparison to the Company’s past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

Adjusted EBITDA should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting adjusted EBITDA in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making which excludes the inventory purchase accounting adjustment. The Company further believes that providing this information better enables the Company’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

Traditional revenue reporting:

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	Three Months Ended		Twelve months ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Spine	$19,417	$21,768	$76,968	$82,663
Ortho fixation	18,200	11,296	55,585	37,133
Sports medicine	12,051	12,582	46,735	46,758
Bone graft substitutes and general orthopedic	11,132	10,275	42,283	36,747
Dental	6,630	6,003	23,621	20,810
Surgical specialties	5,826	5,792	23,499	26,999
Other revenues	2,865	3,157	13,602	11,700

Total revenues	$76,121	$70,873	$282,293	$262,810

Domestic revenues	70,636	65,438	260,387	238,936
International revenues	5,485	5,435	21,906	23,874

Total revenues	$76,121	$70,873	$282,293	$262,810

New revenue reporting:

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	Three Months Ended		Twelve months ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Spine	$15,608	$15,566	$57,983	$52,270
Sports / Ortho	13,058	13,501	50,712	48,975
Surgical specialties	1,025	570	3,029	1,631
Cardiothoracic	2,296	1,776	8,699	6,997
International	4,400	4,504	18,338	20,327

Total Direct	36,387	35,917	138,761	130,200

Global Commercial	36,869	31,799	129,930	120,910
Other	2,865	3,157	13,602	11,700

Total revenues	$76,121	$70,873	$282,293	$262,810

Domestic revenues	70,636	65,438	260,387	238,936
International revenues	5,485	5,435	21,906	23,874

Total revenues	$76,121	$70,873	$282,293	$262,810

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	December 31,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$12,614	$15,703
Accounts receivable - net	47,243	38,833
Inventories - net	118,673	113,464
Prepaid and other assets	13,184	29,496

Total current assets	191,714	197,496
Property, plant and equipment - net	84,992	77,028
Goodwill	54,887	54,887
Other assets - net	49,472	48,724

Total assets	$381,065	$378,135

Liabilities and Stockholders’ Equity
Accounts payable	$20,446	$26,834
Accrued expenses and other current liabilities	33,474	30,673
Current portion of long-term obligations	6,009	6,479

Total current liabilities	59,929	63,986
Deferred revenue	9,354	12,460
Long-term liabilities	74,103	81,020

Total liabilities	143,386	157,466
Preferred stock	56,323	52,834
Stockholders’ equity:
Common stock and additional paid-in capital	417,337	415,570
Accumulated other comprehensive loss	(7,042)	(3,881)
Accumulated deficit	(228,939)	(243,854)

Total stockholders’ equity	181,356	167,835

Total liabilities and stockholders’ equity	$381,065	$378,135

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$4,166	$659	$14,915	$2,696
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,065	3,982	16,522	15,395
Stock-based compensation	633	1,337	2,548	3,032
Amortization of deferred revenue	(1,160)	(1,207)	(6,225)	(5,420)
Other items to reconcile to net cash provided by operating activities	(1,131)	659	(18,764)	(8,809)

Net cash provided by operating activities	6,573	5,430	8,996	6,894

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,771)	(4,305)	(17,740)	(15,577)
Patent and acquired intangible asset costs	(249)	(331)	(498)	(737)

Net cash used in investing activities	(5,020)	(4,636)	(18,238)	(16,314)

Cash flows from financing activities:
Proceeds from long-term obligations	2,000	2,000	8,750	7,000
Net (payments) proceeds from short-term obligations	(86)	(493)	422	658
Payments on long-term obligations	(1,133)	(12)	(5,294)	(682)
Other financing activities	88	210	2,396	894

Net cash provided by financing activities	869	1,705	6,274	7,870

Effect of exchange rate changes on cash and cash equivalents	(116)	(726)	(121)	(1,468)

Net increase (decrease) in cash and cash equivalents	2,306	1,773	(3,089)	(3,018)
Cash and cash equivalents, beginning of period	10,308	13,930	15,703	18,721

Cash and cash equivalents, end of period	$12,614	$15,703	$12,614	$15,703